EXHIBIT 99.1

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Harvey R. Miller
Lori R. Fife

Attorneys for Lehman Brothers Holdings Inc.
and Certain of its Affiliates

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11 Case No.

LEHMAN BROTHERS HOLDINGS INC., et al.,	08-13555 (JMP)

Debtors.	(Jointly Administered)

NOTICE OF COMPENSATION PLAN FOR THE POST-EFFECTIVE
DATE BOARD OF DIRECTORS OF LEHMAN BROTHERS HOLDINGS INC.

TO THE HONORABLE JAMES M. PECK
UNITED STATES BANKRUPTCY JUDGE:

 PLEASE TAKE NOTICE that pursuant to Article III, Section 7 of the Amended and Restated By-Laws of Lehman Brothers Holdings Inc. (“LBHI”), on March 18, 2012, the Board of Directors of LBHI approved director compensation for board members consisting of two components: (i) a fixed annual fee and (ii) an Incentive Compensation Plan (the “Compensation Plan”).  The Board of Directors’ objectives and rationale for the Compensation Plan are set forth on Exhibit A hereto. A term sheet summarizing the Compensation Plan is attached hereto as Exhibit B.

Dated:	New York, New York
	March 19, 2012	/s/ Lori R. Fife
Harvey R. Miller
Lori R. Fife

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Attorneys for Lehman Brothers Holdings Inc.
and Certain of its Affiliates

EXHIBIT A

Objectives and Rationale

LBHI DIRECTOR COMPENSATION: RATIONALE

OVERVIEW:

Lehman Brothers Holdings Inc. (“LBHI”), as parent, controls 23 former Lehman Brothers debtor entities (collectively, the “Debtors”).  At their emergence in March 2012 from the largest bankruptcy in corporate history, the Debtors’ holdings included a broad array of portfolio assets – including large portfolios of real estate assets, private-equity investments, derivatives contracts, loans, public securities, and other investments – comprising several thousand unique investment assets in total.    In addition, the Debtors are currently involved in many active litigation processes, and in the assessment of thousands of open claims to be reviewed, processed, disputed or allowed.  LBHI’s plan of reorganization (“POR”) estimates that total distributions to unsecured creditors from the Debtors’ highly fragmented assets will exceed $50 billion.

The orderly liquidation of LBHI is being overseen by a new board of directors (the “Board”), which was recruited and selected by major creditors of Lehman.   These creditors, organized as a Director Selection Committee (“DSC”), conducted a lengthy search and interview process seeking to identify directors (“Directors”) who could optimize the liquidation process at the Debtors.   Announced in early December 2011, the Directors were selected by the DSC based on their deep expertise and practical experience in functional areas which closely fit the Debtors’ asset mix and monetization goals.   As described more fully below, the Directors were also recruited based on their strong fit with a non-traditional, “active” board model envisioned by the DSC -- in which Directors would collaborate closely with management on the formulation and execution of monetization strategies, claims resolution, expense reduction, and other LBHI priorities.

The Board’s compensation structure has two principal components:  (i) annual director fees and, in accordance with the Board’s active mandate, (ii) the Director Incentive Compensation Plan.

ANNUAL DIRECTOR FEES:

Base director fees in the first year of the Board’s service (i.e., 2012) will be $350,000 per director, with the chairman’s base fee set at $525,000.  Reflecting the Board’s intensive preparation and active collaboration with management prior to the effective date, the Board will earn base fees dating from the initiation of its pre-effective work on December 8, 2011. The Board will review its base fees annually, and currently expects base fees to be set at similar levels in its second and third years of service.   Following the third year, based on the then-projected frequency of board meetings, committee meetings, and conference calls, the Board expects to reduce its base fees.

DIRECTOR INCENTIVE COMPENSATION PLAN:

The attached term sheet outlines the essential terms of the Director Incentive Compensation Plan (the “ICP”), established for Directors serving on the Board as of the POR’s effective date.

The ICP’s structure tightly aligns the Board’s incentives with the key priorities of the creditors of the Debtors.   In developing the structure of the ICP, the Board:  (i) reviewed in detail the diverse portfolio assets, inbound and outbound claims, litigation activities, operating costs and other factors relevant to the Debtors; (ii) consulted with management and other stakeholders regarding the principal opportunities and challenges facing the Debtors in pursuing their strategic goals; and (iii) sought input from major stakeholders  to help define the appropriate value-added role for the Board in working with management to optimize outcomes.

Informed by this process, the LBHI Directors are operating with an “active board” model – working closely with management to enhance the ultimate outcomes for creditors in those areas which can most benefit from additional Director focus.   To structure its ongoing collaborative work with management, the Board has formed eight committees, of which six are dedicated to key LBHI execution areas.  Through this approach, the Board has built and expects to continue to deepen its familiarity with the assets and issues at the Debtors, and to leverage this deeper knowledge to contribute more broadly and intensively than many boards typically attempt to do.  In this sense, the Board intends to operate more like a “private equity” board of directors, both in its depth of focus and its close collaboration with management across priority value-creation areas.

LBHI’s asset portfolio and claims universe is unusually fragmented and complex – encompassing several thousand individual, case-specific situations, each with unique risks and opportunities.   Given this diverse mix of assets and claims, an “active board” approach at LBHI will require a higher level of focus, time commitment, and engagement from the Directors than would a similar approach at less complex enterprises.   The combination of LBHI’s diverse asset/claims profile with the Board’s active, value-added orientation provides important context for the ICP.

Specifically, the ICP is designed to align the incentive compensation of LBHI’s Directors with the actual results achieved in the three areas which are most critical for creditors:

●	Value Maximization

●	Speed of Distributions

●	Claims Resolution

As the attached term sheet describes in more detail, the ICP’s structure motivates Directors to pursue exceptional results in each of these areas, while prudently balancing the range of tradeoffs that might occur among priorities (e.g., between value maximization and speed).

The ICP’s treatment of its three core objectives is summarized below:

●
Value Maximization:  The ICP measures “value” based on the actual value (net of operating costs) distributed by all Debtors to all unsecured creditors.  The ICP contains a scaled participation percentage for the Board, which increases (based on certain thresholds) as the actual value distributed to unsecured creditors increases.  The ICP’s value thresholds and participation rates are strongly skewed to reward the achievement of incremental distributions above the level estimated in the POR.

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●
Speed of Distributions:  The POR contemplates that total distributions to creditors will be completed over an extended period (exceeding three years).  To emphasize speed in making distributions, the ICP contains certain timing-related adjustments, placing greater weight (through premiums) on value distributed in the first three years after the effective date, and lesser weight (through discounts) on value distributed in later years.   In addition, to encourage speed in meeting and exceeding the POR’s estimated level of total distributions,  once the total estimated POR value has been distributed to unsecured creditors the ICP establishes a different premium/discount schedule for distributions made after the POR's estimated value has been distributed.

●
Claims Resolution:  To encourage reduction of invalid third party unsecured claims, the ICP increases the participation of Directors if the claims are ultimately reduced below the final allowed-claims levels estimated in the POR ($299.8 billion) and penalizes the participation of Directors if such claims exceed that benchmark.  This provision is intended to promote the Board's  active focus to achieve reductions in invalid claims beyond POR estimates, and  allow for  transparent measurement of actual results (minimizing potential non-economic or accounting-related adjustments that may affect other claims categories).

Consistent with the extended period for value realization/distribution contemplated in the POR, the ICP anticipates 6 years of director service (subject to annual re-election by the Plan Trust).  Given the focus and time commitment expected in the early years of the Board’s service, the ICP will vest in stages over 3 years, but will make no payments to Directors until after the third year.  Starting in the fourth year, Directors will receive annual advance payments which (assuming continuous service for the full six years) will correspond to an advance rate of approximately $167,000 per year of service.  Total incentive compensation earned by Directors will be calculated in Year 7 and distributed to Directors at that time, after deducting the amount of any advance payments already made.   To the extent that total advance payments exceed total incentive compensation earned, Directors are required to repay any excess advances to LBHI.  Finally, to encourage sustained commitment to optimizing results over the full six-year period, the ICP also includes a straight-line declining  penalty provision that haircuts a Director's participation in future distributions by 50% if a Director voluntarily leaves at the beginning of year four, 30% at the beginning of year five, and 10% at the beginning of year six .

ICP REVIEW :

This compensation structure (annual fees and ICP) was developed in consultation with Aon Hewitt, a nationally recognized benefits-consulting firm, which provided input regarding specific compensation features, as well as its opinion confirming the reasonableness of the overall compensation approach and the amounts potentially payable under the structure. In addition, this compensation structure reflects input from major stakeholders.

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EXHIBIT B

Term Sheet

March 18, 2012

LBHI DIRECTOR INCENTIVE COMPENSATION PLAN (“ICP”)

Participants	The 7 individuals serving as non-employee directors of LBHI as of effective date of the LBHI Plan of Reorganization (such Plan, the “POR,” and such directors, the “Directors”)
Nature of Plan
Nonqualified deferred compensation plan of LBHI incorporating specified advances prior to final incentive payments (net of any advanced amounts) in 2018.  For tax purposes, the Plan will be unfunded and unsecured.  Amounts earned by Directors under the Plan but not yet payable to the Directors will be contributed into a “rabbi” trust, as described below.  The Plan will be set forth in a formal document that is consistent with this term sheet.

Incentive Amount—In General
Each Director’s Incentive Amount is equal to the sum of (A) the aggregate amount of the Director’s ICP Participations for the applicable calendar years (as detailed below) and (B) the Claims Resolution Adjustment; subject to vesting/forfeiture, all as described below.

Incentive Pool Before Claims Resolution Adjustment
A Director’s ICP Participation in each applicable year is equal to 1/7th of the Incentive Pool for such year.  The Incentive Pool for each applicable year is equal to the product of (A) the excess of (i) the amount determined pursuant to Table 1 below based on the amount of all Unsecured Recoveries realized during or prior to such year over (ii) the amount determined pursuant to Table 1 below based only on the amount of Unsecured Recoveries realized prior to such year multiplied by (B) the Speed-of-Distributions Multiplier determined under Table 2 below based upon date on which each respective realization of Unsecured Recoveries occurs.

Table 1 – ICP Benchmark Amount (Based on Cumulative Unsecured Recoveries):
• 1.32 bps for achieving the POR Value;
• 17 bps for the next $10 billion of Unsecured Recovery;
• 44 bps for the next $5 billion of Unsecured Recovery;
• 48 bps for the next $5 billion of Unsecured Recovery; and
• .50% of the amount of any additional Unsecured Recovery.

Aggregate ICP Benchmark amounts are interpolated on a straight-line basis for Unsecured Recovery from $0 to POR Value and within each of the subsequent three recovery bands.

Table 2 – Speed-of-Distributions Multiplier:
For purposes of determining the amount of the Incentive Pool, the Speed-of-Distributions-Multipliers for each of calendar years 2012-2018 are 130%/120%/110%/90%/80%/70%/70%, respectively, provided that from and after the date that the cumulative Unsecured Recovery is at least equal to the POR Value, the Speed-of-Distributions-Multipliers for calendar years 2015-2017 will be 105%/95%/85%, respectively.

Claims Resolution Adjustment
The Claims Resolution Adjustment equals (i) the sum of the Director’s ICP Participations for the applicable calendar years, multiplied by (ii) the percentage determined pursuant to this section.  If the sum of the total final allowed third party unsecured claims at LBHI and the other controlled debtors (such sum, the “Allowed

Claims”), is less than the Claims Benchmark, the percentage referred to in the preceding sentence will be equal to the sum of (A) 50% of the first 3 percentage points by which the Allowed Claims are less than the Claims Benchmark, (B) 100% of the next 3 percentage points by which the Allowed Claims are less than the Claims Benchmark, (C) 200% of the next 3 percentage points by which the Allowed Claims are less than the Claims Benchmark and (D) 250% of the number of percentage points above 9% by which the Allowed Claims are less than the Claims Benchmark.  If the Allowed Claims exceed the Claims Benchmark, the percentage referred to in the first sentence will be the product of (A) negative two (-2) and (B) the percentage by which the Allowed Claims exceeds the Claims Benchmark.

Vesting
In General – Vesting in Incentive Amounts over 3 years, with 20%/40%/40% vesting upon January 1, 2013, January 1, 2014 and January 1, 2015, respectively (applicable vesting percentage applies to all ICP Participations, including those attributable to calendar years after 2014).  Vesting percentage will be interpolated based on whole months of service.

Good Leaver/Completion – if termination occurs before January 1, 2015 due to a director not being re-elected, death or disability, applicable vesting schedule will instead be 40%/40%/20%.  In the event a director is not re-elected prior to January 1, 2015 and, during the subsequent 12 months, LBHI determines, with the prior approval of the Plan Trust, to convert its governance model to a liquidating trust or other, more streamlined structure, such director will vest in all remaining unvested amounts (for a total of 100% vesting).

Voluntary Resignation after January 1, 2015 – ICP Participations attributable to Unsecured Recoveries subsequent to a Director’s voluntary resignation will be reduced by 50% if such resignation occurs on January 1, 2015, 30% if such resignation occurs on January 1, 2016 and 10% if such resignation occurs on January 1, 2017.  The amount of the reduction will be interpolated based on the actual date of resignation for voluntary resignations occurring between such dates or prior to January 1, 2018.  If after January 1, 2015 LBHI determines, with the prior approval of the Plan Trust, to convert its governance model to a liquidating trust or other, more streamlined structure, such director’s ICP Participations attributable to subsequent Unsecured Recoveries will be reduced by 30%.

Cause – notwithstanding the foregoing, all amounts (including previously paid advances) forfeited if directorship is terminated for “cause” (pursuant to Delaware law)

Treatment of Forfeited Amounts – no reallocation of forfeited amounts to other Directors

Form and Source of Payment	All ICP payments to Directors (including the Advances described below) made in cash from the “rabbi” trust (unless actually paid by LBHI directly to Directors).
Time/Amount of Payment
Advances
• Payments to each Director (to extent vested) at the beginning of each of calendar years 2015, 2016 and 2017 as follows:
         2015           $750,000
         2016           $125,000
         2017           $125,000

Final Incentive Payments
• Payment early in calendar year 2018 equal to the Incentive Amount  (determined based on ICP Participations through 2017, but excluding the Claims Resolution Adjustment), reduced by the aggregate amount of Advances actually paid to the Director
• True-up payment at end of calendar year 2018 equal to the Incentive Amount, recalculated to reflect all ICP Participations through 2018 and including the Claims Resolution Adjustment, reduced by the sum of the first 2018 payment and the aggregate amount of Advances actually paid to the Director
• Directors required to repay any excess of aggregate payments actually paid to the Director over the Incentive Amount (as recalculated at the end of calendar year 2018).  Such amount to be repaid 50% on December 31, 2019 and 50% on December 31, 2020, or on such earlier date(s) as the Director shall determine

No payment will be made under the ICP in respect of any Unsecured Recovery after calendar year 2018.

“Rabbi” Trust Funding
As and when Unsecured Recovery is realized through 2018, inclusive, LBHI will make contributions to a rabbi trust equal to the incremental ICP Participations resulting from such Unsecured Recovery determined as if each Director was 100% vested or, in the case of a Director who is no longer serving on the Board, based upon his actual vested percentage, net of any concurrent Advances actually paid to Directors by LBHI.  Surplus amounts (if any) in the rabbi trust shall be returned to LBHI in early 2019.

Section 409A
The ICP has been structured to comply with Section 409A of the IRS Code.  However, in the event the IRS were to determine that the ICP is non-compliant with Section 409A, LBHI will indemnify each Director for any taxes, penalties, fees and expenses resulting from such determination.

Transferability
ICP interests may not be transferred other than to immediate family members or trusts or other vehicles for their or the Director’s benefit (and otherwise only by will or laws of descent/distribution).

Amendment/ Termination
The Board of Directors of LBHI (as constituted from time to time, the “Board”) may amend or terminate the ICP, provided that (1) no amendment may adversely affect any Director without his consent, (2) the ICP may not be terminated without the written consent of each Director, (3) no amendment may increase the amount of benefits otherwise payable under the ICP, and (4) no amendment may amend the Board’s authority to amend or terminate the ICP.

Governing Law	Delaware

Exhibit A

Capitalized terms not otherwise defined in the term sheet shall have the meanings set forth below.

“Unsecured Recovery” shall mean any consideration or distribution of any kind or in any form whatsoever (without double-counting any reallocations or intercompany distributions as provided for in the POR) paid by LBHI or any of its subsidiaries which were debtors in the Chapter 11 cases (collectively, the “Debtor Entities”) to, or received or retained by, any unsecured creditor of any Debtor Entity and, as of the end of 2018 only, the value of any assets still held by the Debtor Entities.

For purposes hereof, “value” shall be determined as follows: (I) the value of any publicly-traded debt, equity or commodity securities shall be equal to the volume weighted average sales price for the twenty (20) trading days immediately prior to the relevant distribution date under the POR or, if earlier, for the twenty (20) trading days immediately prior to LBHI providing notice or otherwise announcing its intention to distribute such securities; or (II) in the case of assets (including any contingent claims held by any of the Debtor Entities) that cannot be valued under clause (I), value shall be determined by one or more recognized, reputable investment banking or appraisal firms that are selected by the Board and reasonably acceptable to a majority of the Directors then living (such selected firm(s), the “Appraiser(s)).  In preparing and finalizing such valuation, the Appraiser(s) shall seek input from and consult with, and LBHI shall provide the Appraiser(s) with reasonable access to, the executive management of LBHI, the then-living Directors, and any employees, consultants or advisors of the Debtor Entities that the Appraiser(s) believes may provide helpful input with respect to the valuation.  The final valuations prepared by the Appraiser(s) shall be conclusive and binding for all purposes under the ICP.

For purposes of measuring performance under the ICP against the designated Claims Resolution Adjustment threshold, final allowed claims shall be equal to the sum of (i) the total final allowed third party unsecured claims at LBHI and the other controlled debtors and (ii) the considered estimate of the Claims Appraiser(s) of the likely level of further allowed third party unsecured claims (if any) at LBHI and the other controlled debtors.  The “Claims Appraiser(s)” shall be one or more recognized, reputable, qualified professional firms that are selected by the Board and reasonably acceptable to a majority of the Directors then living.  In preparing its final estimate, the Claims Appraiser(s) shall seek input from and consult with, and LBHI shall provide the Claims Appraiser(s) with reasonable access to, the executive management of LBHI, the then-living Directors, and any employees, consultants or advisors of the Debtor Entities that the Claims Appraiser(s) believes may provide helpful input with respect to the Claims analysis.  The final estimate prepared by the Claims Appraiser(s) shall be conclusive and binding for all purposes under the ICP.

For purposes of measuring performance under the ICP, “POR Value” shall mean $53.043 billion.

For purposes of measuring performance under the ICP, Claims Benchmark shall mean $299.8 billion.

APPENDIX

OUTLINE OF OVERALL LBHI BOARD PLAN STRUCTURE

*Term of Service:  6 Years (subject to annual re-election by Plan Trust)

*Annual Director Fees:   $350K (director), $525K (chairman) in Years 1 to 3; annual fees for years 4 to 6 to be reduced by board at end of Year 3; additional $50K fee per year to LBHI directors also serving on LCPI/LBSF boards.

*Size of Incentive Pool:  based on Value Distributed, Timing of Distribution, and Claims Reduction.

*Timing of Incentive Payments:  payments made in Q1/Q4 of Year 7 (including true-up for distributions and residual asset value in Year 7).

*ICP Advances:  $1.0mm total advances per director (calculated based on hypothetical pool assuming distribution of POR value to unsecured creditors, with no timing/claims adjustments); $750K paid after Year 3; $125K after Year 4; $125K after year 5.

*Repayment of Excess Payments (if any):  determined at end of Year 7; repayable on two-year schedule commencing after Year 7; fully pre-payable in advance with no penalty.

*Vesting:  over first 3 years (20/40/40 with continuous service); good-leaver scenarios (not re-elected, death, disability; 40/40/20); voluntary resignation after year 3 (100% vested in participations earned to date; 50%/30%/10% reduction in future participations for voluntary resignations at the start of years 4, 5 and 6, respectively); liquidating trust or other streamlining in governance structure, with the prior approval of the Plan Trust (100% vesting if prior to Year 3; 30% reduction in future participations, if after Year 3); pro rata vesting for whole months served; no reallocation of forfeited amounts to other directors.

KEY FEATURES OF POTENTIAL LBHI ICP STRUCTURE:

*Three Drivers:  Value Maximization, Speed of Distributions, Claims Reduction

*POR Benchmark:  $53.043bn; per POR, reflects estimated value to be distributed to unsecured creditors by all Debtors (excludes inter-Debtor transfers, reallocations and assets corresponding to secured claims).

*Participation Formulas Emphasize Value Creation Above POR:  board participation equals 0.0132% ($7mm ICP pool) until POR value is distributed; board participation in incremental value generated above POR is highly scaled (with straight-line interpolation) to foster alignment.

*Distribution-Timing Multiplier:  130%/120%/110%/90%/80%/70% Timing Multiplier applied to board participations in Years 1 through 6, respectively.  In many hypothetical scenarios above POR value, this multiplier acts primarily to reduce the size of the ICP pool.

*Adjustment in Timing Multiplier:  once POR value of $53.043bn has been distributed to unsecured creditors, the Distribution-Timing Multiplier is adjusted to 105%/95%/85% for years 4-6, respectively.

*Claims Benchmark:  $299.8bn; reflects sum of POR estimates for the total final allowed third party unsecured claims at LBHI and the other controlled debtors.

*Claims-Resolution Adjustment:  ICP payments in year 7 will be reduced by two times the percentage (if any) by which the sum of (i) the total final allowed third party unsecured claims at LBHI and the other controlled debtors and (ii) estimated future third party unsecured claims (if any) to be allowed, is greater than the Claims Benchmark and will be increased based on an ascending scale if the sum of such claims is less than the Claims Benchmark.